Exhibit 99.1


                              SONOMA VALLEY BANCORP

                             1996 STOCK OPTION PLAN
                           (As Amended in April 1999)

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                                TABLE OF CONTENTS


                                                                            Page


I.       DEFINITIONS.........................................................  3
         1.1      Definitions................................................  3

II.      THE PLAN............................................................  4
         2.1      Purpose....................................................  4
         2.2      Administration.............................................  4
         2.3      Stock Subject to the Plan..................................  5
         2.4      Grant of Options...........................................  5
         2.5      Exercise of Options........................................  6

III.     OPTIONS.............................................................  6
         3.1      Grants.....................................................  6
         3.2      Option Price...............................................  6
         3.3      Option Period..............................................  6
         3.4      Exercise of Options........................................  6
         3.5      Limitations on Grant of Incentive Stock Options............  6

IV.      OTHER PROVISIONS....................................................  7
         4.1      Rights of Eligible Persons and Optionees...................  7
         4.2      Adjustments Upon Changes in Capitalization.................  7
         4.3      Termination of Employment..................................  8
         4.4      Government Regulations.....................................  9
         4.5      Tax Withholding............................................  9
         4.6      Holding Requirements....................................... 10
         4.7      Amendment, Termination, and Suspension..................... 10
         4.8      Privileges of Stock Ownership; Nondistributive Intent...... 10
         4.9      Effective Date of the Plan................................. 10
         4.10     Term of the Plan........................................... 10
         4.11     Effect of Plan Upon Other Compensation Plans............... 11
         4.12     Notice..................................................... 11
         4.13     Governing Law.............................................. 11
         4.14     Titles..................................................... 11




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                              SONOMA VALLEY BANCORP
                             1996 STOCK OPTION PLAN
                                  (As Amended)

I. DEFINITIONS.

     1.1 Definitions.

          (a)  "Board" shall mean the Board of Directors of the Bank.

          (b) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          (c) "Committee" shall mean the committee appointed by the Board and consisting of two or more members, each of whom is a Director and Disinterested person.

          (d)  "Common Stock" shall mean the Common Stock of the Bank.

          (e)  "Bank"   shall  mean  Sonoma   Valley   Bancorp,   a   California
corporation, and its successors.

          (f)  "Director" shall mean a member of the Board.

          (g) "Disinterested" shall mean disinterested within the meaning of applicable regulatory requirements, including those promulgated under Section 16 of the Exchange Act.

          (h) "Eligible Person" shall mean any director or full-time officer or employee of the Bank.

          (i)  "Exchange Act" shall mean the Securities Exchange Act of 1934.

          (j) "Fair Market Value" shall mean the closing price of the stock on the OTC Bulletin Board market on the subject date.

          (k) "Incentive Stock Option" shall mean an option which is designated as an incentive stock option within the meaning of Section 422 of the Code, the award of which contains such provisions as are necessary to comply with that section.

          (l) "Nonqualified Stock Option" shall mean an option which is not designated as an Incentive Stock Option.

          (m) "Officer" shall mean an officer of the Bank and an officer who is subject to Section 16 of the Exchange Act.

          (n) "Option" shall mean an option to purchase Common Stock under this Plan. An Option shall be designated by the Committee as an Incentive Stock Option or a Nonqualified Stock Option.

          (o) "Optionee" shall mean an Eligible Person, who has been granted an Option.

          (p) "Personal Representative" shall mean the person or persons who, upon the disability or incompetence of an Optionee, shall have acquired on behalf of the Optionee, by legal proceeding or otherwise, the power to exercise the rights and receive the benefits specified in this Plan.

          (q)  "Plan"  shall mean the Sonoma  Valley  Bancorp  1996 Stock Option
Plan.


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          (r)  "Retirement"  shall mean  termination of employment with the Bank pursuant to the Bank's retirement policy, as in effect from time to time.

          (s)  "Secretary" shall mean the Secretary of the Bank.

          (t) "Securities Act" shall mean the Securities Act of 1933, as amended and/or modified.

          (u) "Total Disability" shall mean a "permanent and total disability" within the meaning of Section 22(e)(3) of the Code.

II. THE PLAN.

     2.1 Purpose

     The purpose of the Plan is to promote the success of the Bank by providing an additional means of attracting and retaining high-quality personnel. This will be accomplished by furnishing long-term incentives to Bank personnel for high levels of performance in order to improve the overall financial performance of the Bank.

     2.2 Administration

     (a) This Plan shall be administered by the Committee. Action of the Committee with respect to the administration of this Plan shall be taken pursuant to a majority vote or the written consent of a majority of its members. In the event action by the Committee is taken by written consent, the action shall be deemed to have been taken at the time specified in the consent or, if none is specified, at the time of the last signature. The Committee may delegate administrative functions to individuals who are officers or employees of the Bank.

     (b) Subject to the express provisions of this Plan, the Committee shall have the authority to construe and interpret this Plan and any agreements defining the rights and obligations of the Bank and Optionees under this Plan, to further define the terms used in this Plan, to prescribe, amend, and rescind rules and regulations relating to the administration of this Plan, to determine the duration and purposes of leaves of absence which may be granted to Optionees without constituting a termination of their employment for purposes of this Plan, and to make all other determinations necessary or advisable for the administration of this Plan. The determinations of the Committee on the foregoing matters shall be conclusive.

     (c) Any action taken by, or inaction of, the Bank, the Board, or the Committee relating to this Plan shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Except in circumstances involving bad faith, no member of the Board or Committee, or officer of the Bank, shall be liable for any such action or inaction of the entity or body, of another person, or of himself or herself, and, except for circumstances involving bad faith, all members of the Committee shall be indemnified by the Bank against, and held harmless from, any loss, cost, liability, or expense which may be imposed upon or incurred by him in connection with or resulting from any claim, action, suit, or proceeding in which such member may be involved by reason of any such action, determination, or interpretation, and shall be fully reimbursed by the Bank for any and all amounts paid by such person in satisfaction of judgments against him in any such action, suit, or proceeding; provided, that such member shall give the Bank an opportunity, by written notice to the Committee, to defend the same at its own expense before he undertakes to defend it on his own behalf. Subject only to compliance with the express provisions hereof, the Board and Committee may act in their absolute discretion in matters related to this Plan.

     (d) Subject to Section 1.1(c), the Board, at any time it so desires, may increase or decrease the number of members of the Committee, may remove from membership on the Committee all or any portion of its members, and may appoint such person or persons as it desires to fill any vacancy existing on the Committee, whether caused by removal, resignation or otherwise.


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     2.3 Stock Subject to the Plan

     (a) The stock to be offered under this Plan shall be shares of the Bank's authorized and unissued Common Stock. The aggregate amount of Common Stock that may be issued or transferred pursuant to Options granted under this Plan shall not exceed 355,740 shares, subject to adjustment as set forth in Section 4.2. If any Option shall lapse or terminate without having been exercised in full, the unpurchased shares subject thereto shall again be available for purposes of this Plan.

     (b) The number of shares subject to outstanding stock Options held by any single Optionee may not exceed ten percent (10%) of the total outstanding shares of the same class and series of the Bank. Also, the sum of the number of shares subject to outstanding stock Options held by all Optionees may not exceed thirty percent (30%) of the total outstanding shares of the same class and series of the Bank.

     2.4 Grant of Options

     (a) Subject to the express provisions of the Plan, the Committee shall determine from the Eligible Persons those individuals to whom Options under the Plan shall be granted, the terms of Options (which need not be identical), and the number of shares of Common Stock subject to each Option. Each Option shall be subject to the terms and conditions set forth in the Plan and such other terms and conditions established by the Committee as are not inconsistent with the purpose and provisions of the Plan. The grant of an Option is made on the date set forth in the Option Agreement between the Bank and the Optionee (the "Grant Date").

     (b) On April 21, 1999, the Bank shall make a one-time grant of Options to purchase 12,100 shares of Common Stock to each member of the Board as of such April 21st Grant Date. The Options granted under this paragraph shall have a term of ten (10) years, and an Option Price equal to the fair market value as of the Grant Date. The Options shall be subject to a five (5) year vesting schedule, with the first twenty percent (20%) of the Options to vest on March 1, 2000, and additional twenty percent (20%) increments to vest on each March 1st thereafter until fully vested on March 1, 2004. In the event a new member is elected to the Board, the number of Options to be granted to such new member, and the vesting of such Options, shall be prorated in order to correspond with the number of Options granted to and vesting in Board members as of April 21, 1999, except the Option Price shall be equal to the fair market value as of the date such new member is first elected to the Board. All Options granted under this paragraph shall be evidenced by an Option Agreement between the Bank and the Board member to whom such Option is granted with terms consistent with the provisions of the Plan. A copy of the Option Agreement (along with either a copy of the Plan or a disclosure statement which summarizes the provisions of the
Plan) shall be provided to the Optionee at the time of issuing an Option.

     2.5 Exercise of Options

     An Option shall be deemed to be exercised when the Secretary of the Bank receives written notice of such exercise from the Optionee, together with payment of the purchase price made in accordance with Section 3.2. Notwithstanding any other provision of this Plan, the Committee may impose, by rule and in Option Agreements, such conditions upon the exercise of Options (including, without limitation, conditions limiting the time of exercise to specified periods) as may be required to satisfy applicable regulatory requirements, including, without limitation, Rule 16b-3 (or any successor rule) of the Exchange Act.

III. OPTIONS.

     3.1 Grants

     One or more Options may be granted to any Eligible Person. Each Option so granted shall be designated by the Committee as either a Nonqualified Stock Option or an Incentive Stock Option.


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     3.2 Option Price

     The purchase price per share of the Common Stock covered by each Option shall be determined by the Committee, but in the case of Incentive Stock Options shall not be less than 100% (110% in the case of an Optionee who owns more than 10% of the total combined voting power of all classes of stock of the Bank) of the Fair Market Value of the Common Stock on the date the Incentive Stock Option is granted. The purchase price of any shares purchased shall be paid in full at the time of each purchase in cash or by check payable to the order of the Bank.

     3.3 Option Period

     Each Option and all rights or obligations thereunder shall expire on such date as shall be determined by the Committee, but not later than 10 years after the grant of the Option (5 years in the case of an Optionee who owns more than 10% of the total combined voting power of all classes of stock of the Bank), and shall be subject to earlier termination as hereinafter provided.

     3.4 Exercise of Options

     Except as otherwise provided in Section 4.3, an Option may become exercisable, in whole or in part, on the date or dates specified in the Option Agreement and thereafter shall remain exercisable until the expiration or earlier termination of the Option. No Option shall be exercisable except in respect of whole shares, and fractional share interests shall be disregarded.

     3.5 Limitations on Grant of Incentive Stock Options

     (a) The aggregate Fair Market Value (determined as of the Grant Date) of the Common Stock for which Incentive Stock Options may first become exercisable by any Optionee during any calendar year under this Plan, together with that of Common Stock subject to Incentive Stock Options first exercisable (other than as a result of acceleration pursuant to Section 4.3) by such Optionee under any other plan of the Bank or any Subsidiary, shall not exceed $100,000.

     (b) There shall be imposed in the Option Agreement relating to Incentive Stock Options such terms and conditions as are required in order that the Option be an "incentive stock option" as that term is defined in Section 422 of the Code.

     (c) No Incentive Stock Option may be granted to any person who, at the time the Incentive Stock Option is granted, owns shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Bank, unless the exercise price of such Option is at least 110% of the Fair Market Value of the stock subject to the Option and such Option by its terms is not exercisable after the expiration of five (5) years from the Grant Date.

     (d) No Incentive Stock Option may be granted to any person who is not a full-time officer or employee of the Bank.

IV. OTHER PROVISIONS.

     4.1 Rights of Eligible Persons and Optionees

     (a) Status as an Eligible Person shall not be construed as a commitment that any Option will be made under this Plan to an Eligible Person or to Eligible Persons generally.

     (b) Nothing contained in this Plan (or in Option Agreements or in any other documents related to this Plan) shall confer upon any Eligible Person or Optionee any right to continue in the employ of the Bank or constitute any contract or agreement of employment, or interfere in any way with the right of the Bank to reduce such person's compensation or to terminate the employment of such Eligible Person or Optionee, with or without cause, but nothing contained in this Plan or any document related thereto shall affect any other contractual right of any Eligible Person or Optionee.

     (c) Amounts payable pursuant to an Option shall be paid only to the Optionee or, in the event of the Optionee's death, to the Optionee's beneficiary or, in the event of the Optionee's Total Disability, to the Optionee's Personal Representative or, if there is none, to the Optionee. Other than by will or the laws of descent and distribution, no benefit payable under, or interest in, this Plan or in any Option shall be subject in any manner to alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any such attempted action shall be void and no such benefit or interest shall be, in any manner, subject to debts, contracts, liabilities, engagements, or torts of any Eligible Person or Optionee. The Committee shall disregard any attempted transfer, assignment, or other alienation prohibited by the preceding sentence and shall pay or deliver such cash or shares of Common Stock in accordance with the provisions of this Plan.

     (d) No Optionee or other person shall have any right, title, or interest in any fund or in any specific asset (including shares of Common Stock) of the Bank by reason of any Option granted hereunder. Neither the provisions of this Plan (or of any documents related hereto), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Bank and any Optionee or other person.

     4.2 Adjustments Upon Changes in Capitalization; Reorganization; Change in Control

          (a) If the outstanding shares of Common Stock are increased, decreased, or changed into, or exchanged for, a different number or kind of shares or securities of the Bank through a reorganization or merger in which the Bank is the surviving entity, or through a combination, recapitalization, reclassification, stock split, stock dividend, stock consolidation or otherwise, an appropriate adjustment shall be made in the number and kind of shares that may be issued pursuant to the Options. A corresponding adjustment to the consideration payable with respect to Options granted prior to any such change shall also be made.

          (b)  In adjusting  Options to  reflect  the changes  described in this
Section 4.2, or in determining that no such adjustment is necessary, the Board may rely upon the advice of independent counsel and accountants of the Bank, and the determination of the Board shall be conclusive. No fractional shares of stock shall be issued under this Plan on account of any such adjustment.

          (c) In the event of a dissolution or liquidation of the Bank, a merger, consolidation, combination or reorganization in which the Bank is not the surviving corporation, a sale of substantially all of the assets of the Bank, or a Change in Control (as defined below) of the Bank, any outstanding Option shall become fully vested immediately upon the Bank's public announcement of any one of the foregoing. The Committee shall determine, in its sole and absolute discretion, when the Bank shall be deemed to survive for purposes of this paragraph. If the Optionee does not exercise the entire Option within ninety (90) days, the Committee, in its sole and absolute discretion, may, with respect to the unexercised portion of the Option:

                (1) cancel the Option upon payment to the Optionee in an amount equal to the difference between the closing price of the stock underlying the Option quoted the day before such liquidation, dissolution, merger, consolidation, combination, reorganization or change in control and the exercise price of the Option; or

                (2) assign the Option and all rights and obligations under it to the successor entity, with all such rights and obligations being assumed by the successor entity.

     The Committee shall determine the appropriate adjustment of the number and kind of securities with respect to which outstanding Options may be exercised. The Committee shall determine, in its sole and absolute discretion, when the

Bank shall be deemed to survive for the purposes of this Plan. In addition the term "Change in Control" for purposes of this Section 4.2(c) shall mean shall be deemed to have occurred if (A) any "persons" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank representing 20% or more of the combined voting power of the Bank's then outstanding securities; or (B) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Bank's shareholders, of each new Board member was approved by a vote of at least three-fourths of the Board members then still in office who were Board members at the beginning of such period.

     4.3 Termination of Employment.

          (a) If the Optionee's employment by the Bank terminates for any reason other than Retirement, death, or Total Disability, the Optionee shall have ninety (90) days from the date of termination of employment (but in no event after the earlier of (i) the expiration date of the Options as set forth in the Option agreement and (ii) ten years from Grant Date) to exercise any Option to the extent it shall have become exercisable on that date, and any Option not exercisable on that date shall expire. Notwithstanding the preceding sentence, in the event the Optionee is discharged for cause as determined by the Committee in its sole discretion, all Options shall lapse immediately upon such termination of employment.

          (b) If the Optionee's employment by the Bank terminates as a result of Retirement or Total Disability, the Optionee or Optionee's Personal Representative, as the case may be, shall have twelve (12) months from the date of termination of employment (but in no event after the earlier of (i) the expiration date of the Options as set forth in the Option agreement and (ii) ten years from Grant Date) to exercise any Option to the extent it shall have become exercisable by that date, and any Option not exercisable on that date shall terminate.

          (c) If the Optionee's employment by the Bank terminates as a result of death while the Optionee is employed by the Bank or during the twelve (12) month period referred to in subsection 4.3 (b) above, the Option shall be exercisable by the Optionee's beneficiary twelve (12) months from the date of death (but in no event after the earlier of (i) the expiration date of the Options as set forth in the Option agreement and (ii) ten years from Grant Date), as to all or any part of the shares of Common Stock covered thereby, including all shares as to which the Option would not otherwise be exercisable.

          (d) In the event of termination of employment with the Bank for any reason, other than discharge for cause, the Committee may, in its discretion, increase the portion of the Option available to the Optionee, or Optionee's Beneficiary or Personal Representative, as the case may be, upon such terms as the Committee shall determine.

     4.4 Government Regulations.

          This Plan, the granting of Options under this Plan, and the issuance or transfer of shares of Common Stock (and/or the payment of money) pursuant thereto, are subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency (including without limitation "no action" positions of the Commission) which may, in the opinion of counsel for the Bank, be necessary or advisable in connection therewith. Without limiting the generality of the foregoing, no Options may be granted under this Plan, and no shares shall be issued by the Bank, pursuant to or in connection with any such Option, unless and until, in each such case, all legal requirements applicable to the issuance or payment have, in the opinion of counsel to the Bank, been complied with. In connection with any stock issuance or transfer, the person acquiring the shares shall, if requested by the Bank, give assurances satisfactory to counsel to the Bank in respect of such matters as the Bank may deem desirable to assure compliance with all applicable legal requirements.

     4.5 Tax Withholding.

          (a) Upon the disposition by an Optionee or other person of shares of an Option prior to satisfaction of the holding period requirements of Section 422 of the Code, or upon the exercise of a Nonqualified Stock Option, the Bank shall have the right to require such Optionee or such other person to pay by cash, or check payable to the Bank, the amount of any taxes which the Bank may be required to withhold with respect to such transaction(s).


          (b) The Committee may, in its discretion, permit a loan from the Bank to an Optionee in the amount of any taxes which the Bank may be required to withhold with respect to shares of Common Stock received pursuant to a transaction described in subsection (a) above. Such a loan will be for a term, at a rate of interest, and pursuant to such other terms and rules, as the Committee may establish.

     4.6 Holding Requirements.

          To the extent required by Rule 16b-3, as promulgated under Section 16(b) of the Exchange Act, all Optionees who are officers and directors of the Bank shall not be entitled to transfer any shares of Common Stock that they receive from the exercise of the Options granted hereunder for a period of six
(6) months from the date that such Options were granted.

     4.7 Amendment, Termination, and Suspension.

          (a) The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan (or any part hereof). In addition, the Committee may, from time to time, amend or modify any provision of this Plan and, with the consent of the Optionee, make such modifications of the terms and conditions of such Option as it shall deem advisable. No Options may be granted during any suspension of this Plan or after its termination.

          (b) If an amendment would (i) materially increase the benefits occurring to Options within the meaning of Rule 16b-3(a) under the Exchange Act,
(ii) increase the aggregate number of shares which may be issued under this Plan, or (iii) modify the requirements of eligibility for participation in this Plan, the amendment shall be approved by the Board or the Committee and by a majority of all shares represented and voting at the meeting at which such matter is submitted to a vote, and by a majority of the disinterested shares representing and voting at the meeting.

          (c) In the case of Options issued before the effective date of any amendment, suspension, or termination of this Plan, such amendment, suspension, or termination of the Plan shall not, without specific action of the Board or the Committee and the consent of the Optionee, in any way modify, amend, alter, or impair any rights or obligations under any Option previously granted under the Plan.

     4.8 Privileges of Stock Ownership; Nondistributive Intent.

          An Optionee shall not be entitled to the privilege of stock ownership as to any shares of Common Stock not actually issued to him.

     4.9 Effective Date of the Plan.

          This Plan shall be effective upon its approval by the Board subject to approval by the shareholders of the Bank within 12 months from the date of such Board approval. The Plan will be submitted to shareholders for approval at the annual meeting of shareholders. The Plan must be approved by a majority of all the shares represented and voting at the meeting and by a majority of the disinterested shares representing and voting at the meeting.

     4.10 Term of the Plan.

          Unless previously terminated by the Board, this Plan shall terminate at the close of business on March 31, 2006, and no Options shall be granted under it thereafter, but such termination shall not affect any Option theretofore granted.

     4.11 Effect of Plan Upon Other Compensation Plans.

          (a) Nothing in the Plan shall be  construed to limit  the right of the
Bank:

               (i) to establish any other forms of incentives or compensation for employees of the Bank; or

               (ii) to issue restricted or unrestricted stock otherwise than under the Plan in connection with any proper corporate purpose, including, but not by limited to, the grant or assumption of Options or stock appreciation rights or the issuance of restricted or unrestricted stock in connection with the acquisition of the business, stock, or assets of any corporation, firm, or association.

          (b) Any contributions, benefits, grants, or other awards under any other compensation or incentive plan of the Bank shall be determined without regard to any issuance of Common Stock to any employee under the Plan, unless specifically provided otherwise in such plan.

     4.12 Notice.

          All notices provided for in this Plan shall be directed to the Secretary of the Bank. Notices shall be deemed given upon personal delivery or upon mailing to the Bank by first class mail, postage prepaid.

     4.13 Governing Law.

          This Plan and the documents evidencing Options and all other related documents shall be governed by, and construed in accordance with, the laws of the State of California. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue to be fully effective.

     4.14 Titles.

          Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

                                    * * * * *

          I hereby certify that the foregoing Plan was duly approved by the holders of a majority of the Common Stock of Sonoma Valley Bank present at a shareholders' meeting on May 22, 1996, and was amended by resolution of the Board of Directors as of April 21, 1999.

          Executed this 15th day of August, 1999.


                                                     s/ Harry Weise
                                                     Harry Weise, Secretary